NON-QUALIFIED STOCK OPTION AGREEMENT
                             GRANTED PURSUANT TO THE
                    2000 OMNIBUS STOCK AND INCENTIVE PLAN FOR
                                AUTHORISZOR INC.

         THIS OPTION AGREEMENT (the "Agreement") is entered into as of the Date of Grant (as defined herein), by and between ____________ (the "Participant") and Authoriszor Inc. (the "Corporation").

                                    RECITALS

         WHEREAS, the Corporation's wholly owned subsidiary, Authoriszor Holdings Limited ("AHL"), has proposed to increase its ownership in WRDC Ltd. ("WRDC") from 25.1% to 66.4% (on a fully diluted basis), to subscribe for additional shares of capital stock of WRDC and to purchase all of the outstanding capital stock of WRDC not already owned by AHL no later than January 1, 2002 pursuant to and upon the terms and conditions contained in that certain Stock Purchase Agreement and the Subscription Agreement (collectively, the "Transaction Documents"), each dated as of May 4, 2001;

         WHEREAS, in consideration of the execution of the Transaction Documents by the Corporation and AHL, the undersigned holder of options ("WRDC Options") to purchase shares of WRDC capital stock ("WRDC Shares") has agreed to exchange the WRDC Options for options to purchase shares of the Corporation's common stock, par value $.01 per share, upon the terms and in accordance with the conditions contained herein;

         WHEREAS, by execution of this Agreement, the Participant terminates any and all rights such Participant has with respect to the WRDC Options to purchase the WRDC Shares; and

         WHEREAS, the Corporation has adopted the 2000 Omnibus Stock and Incentive Plan of Authoriszor Inc. (the "Plan"), which is incorporated by reference into and forms a part of this Agreement, and the Participant has elected in connection with the Transaction Documents to receive a Non-Qualified Stock Option under the Plan in exchange for the termination of the WRDC Options to purchase the WRDC Shares;

         NOW, THEREFORE, IT IS AGREED, by and between the Corporation and the Participant as follows:

         1. Definitions. Terms otherwise not defined herein shall have the meaning ascribed to them in the

Plan.

         2. Terms of Award. Subject to Section 2(a) below, a Non-Qualified Stock Option (the "Option") for a total of _______ shares ("Shares") of common stock, par value $0.01 per share, of the Corporation, is hereby granted to the Participant at the exercise price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the Plan in consideration for the Participant's service to the Corporation and to provide incentive to the Participant to continue service to the Corporation:

                  (a) WRDC Option Cancellation. The Participant hereby acknowledges that all WRDC Options to purchase the WRDC Shares held by such Participant have been terminated and/or cancelled and are no longer in force or effect.

                  (b) Exercise Price. The "Exercise Price" is $_____ for each Share.

                  (c) Date of Grant. This Option is granted as of May 4, 2001 (the "Date of Grant").


                  (d) Award and Exercise Price. This Agreement specifies the terms of the Option granted to the Participant to purchase the Shares at the Exercise Price per share as set forth in Section 2(b). The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

                  (e) Date of Exercise.


                           (i) The Option  shall be  exercisable  in whole or in
                  part according to the provisions of the Plan at the time after the Date of Grant.

                           (ii) Notwithstanding the foregoing provisions of this
                  Section 2, the Option shall become exercisable with respect to all of the Shares (to the extent it is not then otherwise exercisable) in the event the Corporation issues a Cancellation Notice (as defined in Section 3(b) hereof) with respect to a transaction, and such transaction is consummated.

         3.       Expiration.


                  (a) The Option shall not be exercisable after the Corporation's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be earliest to occur of:

                           (i) the 10-year anniversary of the Date of Grant;

                           (ii) if the Participant's  Date of Termination occurs
                  by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;

                           (iii) if the Participant's Date of Termination occurs
                  by reason, in whole or in material part, for Cause, on such Date of Termination; or

                           (iv) if the Participant's  Date of Termination occurs
                  for reasons other than death, Disability, Cause or Retirement, 90 days after such Date of Termination.

                  (b) The  Corporation  in its sole  discretion  may,  by giving written notice (a "Cancellation Notice") to the Participant prior to the consummation of any of the transactions described in Section
         3(b)(i) or (ii) below cancel, effective upon the date of the consummation of any such transactions, all or any portion of this Option that remains unexercised on such date. Such Cancellation Notice shall be given to the Participant a reasonable period of time (but not less than 15 days) prior to the effective date of such cancellation, and may be given either before or after stock holder approval of such transaction.

                           (i) the Corporation has a change of ownership of more
                  than 50% in a single transaction or a series of related transactions; or

                           (ii) the sale,  exchange or other  disposition of all
                  or substantially all of the property and assets of the Corporation to an unaffiliated third party.


         4. Method of Exercise. This Option shall be exercisable by a written notice delivered to the Corporation that shall:

                  (a) state the election to exercise the Option and the number of Shares in respect of which it is being exercised; and

                  (b) be signed by the person or persons  entitled  to  exercise the Option and, if the Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to the Corporation, of the right of such person or persons to exercise the Option.

         5. Payment. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares owned by the Participant for at least six (6) months (provided that at the time of exercise the Committee in its sole discretion does not prohibit the exercise of Options through the delivery of already-owned Shares) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Corporation. Any Shares delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Corporation.

         6. Withholding. The Participant shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

         7. Market Stand-Off. The Participant hereby agrees that, if so requested by the Corporation or any representative of the underwriters in connection with any registration of the offering (the "Offering") of any securities of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the managing underwriter with respect to the Offering and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the effective date of the Plan that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         8. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Corporation with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                  (a) A representation, warranty or agreement by the Participant to the Corporation at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         9. Surrender of Option. Upon exercise of this Option in part, if requested by the Corporation, the Participant shall deliver this Option and any other written agreements executed by the Corporation and the Participant with respect to this Option to the Corporation who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Participant.

         10. Transferability of Option. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

         11. Administration. The Plan and this Option shall be administered by the Committee as provided for and described in the Plan.

                                AUTHORISZOR INC.


                                By:
                                   --------------------------------------------
                                Name     Paul Ayres
                                Title:   Chief Executive Officer and President

         Participant acknowledges receipt of a copy of the Plan, and represents that Participant is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.



                                   ---------------------------------------
                                   Participant